UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

James River Coal Company
(Exact name of registrant as specified in its charter)

Virginia	000-51129	54-1602012
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 780-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03       BANKRUPTCY OR RECEIVERSHIP

On April 7, 2014 (the “Petition Date”), James River Coal Company (the “Company”) and its wholly owned subsidiaries listed on Exhibit 99.1 (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), which is incorporated by reference herein, filed voluntary petitions for reorganization (the “Chapter 11 Petitions”) under Chapter 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the “Court”).  The Company’s chapter 11 case is being administered under the caption In re James River Coal Company (Case No. 14-31848).  The Debtors have filed a motion with the Court seeking to jointly administer all of the Debtors’ chapter 11 cases under the caption In re James River Coal Company.  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

A copy of the press release the Company issued to announce the filing is attached as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The above-mentioned Chapter 11 Petitions include certain information regarding the Company’s preliminary results of operations and financial condition for the fiscal year ended December 31, 2013, which is furnished as Exhibit 99.3 to this Current Report on Form 8-K.  This information is unaudited and is subject to further review, finalization of the Company’s reporting process and audit by our independent auditors. Such information is as of date of the Chapter 11 Petitions and, except as required by law, the Company undertakes no obligation to update any of these forward-looking statements.

Certain information regarding the Company’s preliminary results of operations for the fiscal year ended December 31, 2013 was also included in materials that the Company presented to prospective lenders. This information is included in Exhibit 99.4 which is furnished hereto under this Item 2.02. This information is unaudited and is subject to further review, finalization of the Company’s reporting process and audit by our independent auditors. Such information is as of date of the presentations in which this information was provided and, except as required by law, the Company undertakes no obligation to update any of these forward-looking statements.

The Company is furnishing this under Form 8-K Item 2.02, “Results of Operations and Financial Condition.” The information contained in this item of Current Report (including Exhibit 99.3 and 99.4) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.04       TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On April 7, 2014, the Company and the Filing Subsidiaries filed the above-mentioned Chapter 11 Petitions, which such filings constitute an event of default that accelerates the Company’s obligations under the following debt agreements:

•
the Second Amended and Restated Revolving Credit Agreement, dated as of June 30, 2011, among the Company, General Electric Capital Corporation, as administrative agent, L/C Issuer and lender, and the lenders party thereto (as amended, supplemented, restated or otherwise modified from time to time, the “Existing Credit Agreement”) with respect to outstanding letters of credit in an aggregate principal amount of approximately $64.7 million plus accrued and unpaid interest thereon;

•
the Indenture dated as of November 20, 2009 (the “2009 Convertible Indenture”), between the Company and U.S. Bank National Association, as trustee, with respect to an aggregate principal amount of $47.3 million of 4.50% Convertible Senior Notes due 2015 plus accrued and unpaid interest thereon;

•
the Indenture dated as of March 29, 2011 (the “2011 Convertible Indenture”), between the Company and U.S. Bank National Association, as trustee, with respect to an aggregate principal amount of $13.3 million of 3.125% Convertible Senior Notes due 2018 plus accrued and unpaid interest thereon;

•
the Indenture dated as of March 29, 2011 (the “2011 Senior Notes Indenture”), between James River Escrow Inc. and U.S. Bank National Association, as trustee, with respect to an aggregate principal amount of $270.0 million of 7.875% Senior Notes due 2019 plus accrued and unpaid interest thereon; and

•
the Indenture dated as of May 22, 2013 (as amended, the “2013 Convertible Indenture”), between the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, with respect to an aggregate principal amount of $133.0 million of 10.00% Convertible Senior Notes due 2018 plus accrued and unpaid interest thereon.

The Existing Credit Agreement, the 2009 Convertible Indenture, the 2011 Convertible Indenture, the 2011 Senior Notes Indenture and the 2013 Convertible Indenture each provide that, as a result of the filing of the Chapter 11 Petitions, all principal, interest and other amounts due thereunder became immediately due and payable.

The ability of the creditors to seek remedies to enforce their rights under the Existing Credit Agreement, the 2009 Convertible Indenture, the 2011 Convertible Indenture, the 2011 Senior Notes Indenture and the 2013 Convertible Indenture is automatically stayed as a result of the filing of the Chapter 11 Petitions, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

ITEM 7.01       REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.4 is information that the Company presented to prospective lenders.

The Company is furnishing this under Form 8-K Item 7.01, “Regulation FD Disclosure.” The information contained in this item of Current Report (including Exhibit 99.4) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	List of Filing Subsidiaries
99.2	Press Release dated April 7, 2014
99.3	Excerpts of Chapter 11 Petitions Containing Preliminary Results of Operations and Financial Condition for the Fiscal Year Ended December 31, 2013
99.4	Company Information

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by the Company, are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings the Company announced on April 7, 2014 and our business and financial prospects, including but not limited to our preliminary results of operations and financial condition for the fiscal year ended December 31, 2013. Statements of management's expectations, including its cash flow forecasts, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Factors that could affect our results include, but are not limited to: (i) the ability of the Company and its subsidiaries to continue as a going concern, (ii) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time the Company and its subsidiaries will operate under the Chapter 11 cases, (vii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of the Company and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity or results of operations, (ix) the ability to execute the Company's business and restructuring plans, (x) increased legal costs related to the Company's bankruptcy filing and other litigation, and (xi) the ability of the Company and its subsidiaries to maintain contracts that are critical to their operations, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in the Company's public filings and those discussed above cause results to differ materially from those expressed in the Company 's forward-looking statements, the Company's business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected in this Current Report on Form 8-K, including the exhibits being filed or furnished as part of this report, please refer to the Company's Form 10-K and Form 10-Q reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2014

JAMES RIVER COAL COMPANY

By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	List of Filing Subsidiaries
99.2	Press Release dated April 7, 2014
99.3	Excerpts of Chapter 11 Petitions Containing Preliminary Results of Operations and Financial Condition for the Fiscal Year Ended December 31, 2013
99.4	Company Information